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                                                                   Exhibit 23.1

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

We hereby consent to the use in this Registration Statement on Form S-1 of our report dated January 28, 2003, except for the third paragraph of Note 2 and
Note 9, as to which the date is July 7, 2003, relating to the financial statements and financial statement schedule of Medco Health Solutions, Inc. (the successor to Merck-Medco Managed Care, L.L.C.), which appear in such Registration Statement. We also consent to the references to us under the headings "Experts" and "Selected Historical Consolidated Financial and Operating Data" in such Registration Statement.

/S/  PRICEWATERHOUSECOOPERS LLP

PricewaterhouseCoopers LLP
Florham Park, New Jersey
July 24, 2003